UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 30, 2026

WHIRLPOOL CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware		1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63,
Benton Harbor,	Michigan		49022-2692
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	WHR	New York Stock Exchange	and	NYSE Texas
Depositary Shares, each representing a 1/20 interest in a share of 8.50% Series A Mandatory Convertible Preferred Stock	WHR-PRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As reported by Whirlpool Corporation (the “Company”) in its Current Report on Form 8-K, dated November 5, 2025, James Peters, formerly Executive Vice President, Chief Financial and Administrative Officer and President, Whirlpool Asia stepped down from his executive officer role, effective January 1, 2026, as part of the Company’s ongoing talent planning process.
Mr. Peters entered into a Waiver and Release Agreement with the Company under which his employment terminated on March 30, 2026 (the “Agreement”). Under the terms of the Agreement, Mr. Peters will receive payment of $3,046,500 in two installments, the first to be made within 30 days of his termination date and the second to be made in March 2027. He will be eligible to receive a prorated annual incentive award under the 2026 Executive Performance Excellence Plan based on his target award percentage and 2026 Company performance as determined by the Human Resources Committee of the Board of Directors in February 2027. In addition, Mr. Peters will be eligible for the vesting and distribution of an outstanding 20,000 restricted stock unit award on March 1, 2028. All consideration due to Mr. Peters under the Agreement is contingent upon his compliance with its terms, including a customary waiver and release of claims and customary restrictive covenants in effect for two years following his termination date, and an ongoing covenant of cooperation.
The above description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibits 10.1 to this Current Report.
Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit

Exhibit 10.1	Waiver and Release Agreement Executed March 30, 2026 by and between the Company and James Peters
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
Website Disclosure
We routinely post important information for investors on our website, whirlpoolcorp.com, in the "Investors" section. We also intend to update the Hot Topics Q&A portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2026                     WHIRLPOOL CORPORATION

                            By:     /s/ BRIDGET K. QUINN
                            Name:     Bridget K. Quinn
                            Title:     Deputy General Counsel & Corporate Secretary